UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 28, 2009

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification Number)

151 DETROIT STREET

DENVER, COLORADO 80206

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code

(303) 691-3905

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 28, 2009, Janus Capital Group Inc. (“JCG”) issued a press release announcing the preliminary results for its previously announced tender offer (the “Tender”) for up to $400 million aggregate principal amount of its outstanding 5.875% Senior Notes due 2011, 6.250% Senior Notes due 2012, and 6.700% Senior Notes due 2017 (the “Notes”) specified in the offer to purchase dated July 14, 2009 (the “Offer to Purchase”).  JCG also announced that it is increasing the maximum aggregate principal amount of Notes to be purchased pursuant to the Tender Offer to approximately $437 million.  A copy of that press release is being furnished as Exhibit 99.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

99.1	Janus Capital Group Inc. press release announcing the results of its early tender for certain portions of its outstanding senior notes due 2011, 2012 and 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.

Date: July 28, 2009	By:	/s/ Gregory A. Frost
Executive Vice President and Chief Financial Officer